Exhibit 99.1

                   [LETTERHEAD OF SKY HARVEST WINDPOWER CORP.]


                          SKY HARVEST APPOINTS DIRECTOR


June 14, 2011                                                 Symbol: SKYH:OTCBB

VANCOUVER, BRITISH COLUMBIA--Sky Harvest Windpower Corp. OTCBB:SKYH (the "Company") is pleased to announce that it has appointed Greg Yanke as a director of the Company. Mr. Yanke was a co-founder of Sky Harvest's Saskatchewan subsidiary that developed the Company's principal asset.

Since 2000, Mr. Yanke has been a self-employed corporate and securities lawyer and the principal of Gregory S. Yanke Law Corporation. Mr. Yanke is a graduate of the University of British Columbia, receiving Bachelor degrees in Political Science (1991) and Law (1994), as well as Arizona State University, where he obtained an MBA, specializing in Financial Management and Markets (2009). He is a member in good standing with the Law Society of British Columbia. Mr. Yanke has previously acted as a director and officer of various Canadian and United States reporting companies. We will rely on his experience in securities regulatory compliance, mergers and acquisitions, financial analysis, and business development as we seek to expand our operations.

Sky Harvest invites shareholders and other interested parties to visit its website located at www.skyharvestwind.com or contact Sky Harvest at 604-267-3041 locally or toll-free at 1-877-700-7021.


SKY HARVEST WINDPOWER CORP.


William Iny, President

Sky Harvest Windpower Corp. is a United States and British Columbia reporting issuer involved in development stage wind power projects located in southwest Saskatchewan, Canada. Wind speed and environmental data relating to the Company's leased properties indicates that the properties host a strong and consistent wind resource that warrants the erection of wind power generation facilities with the potential to generate up to 350 MW of electricity. For more information, please contact Sky Harvest at 604-267-3041.

Safe harbor for Forward-Looking Statements: Except for statements of historical fact, the information presented herein constitutes forward-looking statements. Forward-looking statements may include financial and other projections, as well as statements regarding the Company's future plans, objectives or economic performance, or the assumptions underlying any of the foregoing. The Company uses words such as "may", "would", "could", "will", "likely", "expect", "anticipate", "believe", "intend", "plan", "forecast", "project", "estimate" and similar expressions to identify forward-looking statements. Any such forward-looking statements are based on assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. However, whether actual results and developments will conform to the Company's expectations and predictions is subject to a number of risks, assumptions and uncertainties. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from those indicated. Forward looking statements in this press release include the following: that our properties host a strong and consistent wind resource that warrants the erection of wind power generation facilities with the potential to generate up to 350 MW of electricity; that the Company will be reviewing potential renewable energy mergers and acquisitions in the future, that the Company will be able to expand its operations and that Mr. Yanke will be evaluating potential acquisitions on the Company's behalf. Factors which may delay or prevent these forward looking statements from being realized include that we may not be able to raise sufficient funds to expand our operations, that we may not get joint venture partners or permits to erect any facilities, we may be unable to acquire the proper facilities, actual data may prove different from our current projected data, we may not encounter suitable acquisition opportunities, and that Mr. Yanke may be prevented from evaluating potential corporate acquisitions due to his other business obligations. Readers should refer to the risk disclosures outlined in the Company's periodic reports filed from time to time with the United States Securities and Exchange Commission on EDGAR at www.sec.gov and with the British Columbia Securities Commission at www.sedar.com.